MurphyMorris ETF Fund
                       Statement of Assets and Liabilities
                               November 19, 2003

--------------------------------------------------------------------------------

Assets:
--------------------------------------------------------
Cash                                                              $ 122,758.73
--------------------------------------------------------    -------------------
          Total Assets                                            $ 122,758.73
--------------------------------------------------------
Liabilities:                                                      $     -
--------------------------------------------------------    -------------------
Net Assets for 12,275.873 shares outstanding                      $ 122,758.73
--------------------------------------------------------    ===================
Net Assets Consist of:
--------------------------------------------------------
Paid in Capital                                                   $ 122,758.73
--------------------------------------------------------    ===================
Net Asset Value, Offering Price and Redemption
      Proceeds Per Share:
--------------------------------------------------------
$122,758.73 / 12,275.873 shares outstanding                       $      10.00
--------------------------------------------------------    ===================


Notes:

(1) The MurphyMorris ETF Fund, a mutual fund (the "Fund"), is a non-diversified series of the MurphyMorris Investment Trust (the "Trust"), an open-ended management investment company. The Trust was established as a Delaware statutory trust under an Agreement and Declaration of Trust on September 4, 2003 and is registered under the Investment Company Act of 1940, as amended. The Fund has had no operations since that date other than those relating to organizational matters, including the issuance of 12,275.873 shares at $10.00 per share. The Fund's investment advisor has paid all organizational costs.

(2) Reference is made to the management of the Fund (on page 17), administration of the Fund (on page 18) and tax information (on page 23) in the Statement of Additional Information for descriptions of the investment advisory fee, administrative and other services and federal tax aspects of the Fund.

(3) Certain Officers and Trustees of the Trust are Officers and Directors or Trustees of the Fund's investment advisor and the Fund's administrator.






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Two World Financial Center
New York, New York  10281-1414

Tel: (212) 436-2000
Fax: (212) 436-5000
www.deloitte.com                                               Deloitte
                                                               & Touche




INDEPENDENT AUDITORS' REPORT

To the Board of Trustees of MurphyMorris  Investment  Trust and  Shareholders of
   MurphyMorris ETF Fund:

We have audited the accompanying statement of assets and liabilities of MurphyMorris ETF Fund (the "Fund") as of November 19, 2003. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of MurphyMorris ETF Fund as of November 19, 2003, in conformity with accounting principles generally accepted in the United States of America.




/s/ Deloitte & Touche LLP

December 10, 2003






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Deloitte
Touche
Tohmatsu
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